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                                                                    EXHIBIT 99.6


                               WESTGROVE AIR PLAZA

                              STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                             YEAR ENDED MAY 31, 1997


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                          Independent Auditors' Report



To the Board of Trustees
Continental Mortgage & Equity Trust

We have audited the accompanying statement of revenues and direct operating expenses of Westgrove Air Plaza for the year ended May 31, 1997. This statement of revenues and direct operating expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement of revenues and direct operating expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of revenues and direct operating expenses presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Continental Mortgage & Equity Trust) and, as described in Note 1, is not intended to be a complete presentation of the results of operations.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of Westgrove Air Plaza for the year ended May 31, 1997, in conformity with generally accepted accounting principles.

                                           Farmer, Fuqua, Hunt & Munselle, P.C.
Dallas, Texas
December 12, 1997

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                               WESTGROVE AIR PLAZA
                              STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                             Year Ended May 31, 1997



REVENUES
         Net rental revenues                                       $  320,449
         Other revenues                                                   737
                                                                   ----------

                  Total revenues                                      321,186

DIRECT OPERATING EXPENSES
         Utilities                                                    114,873
         Repairs and maintenance                                       90,265
         Ground rent                                                   85,404
         Property taxes                                                44,760
     Insurance                                                         13,027
         Salaries and benefits                                          9,795
                                                                   ----------

                  Total direct operating expenses                     358,124
                                                                   ----------

DIRECT OPERATING EXPENSES IN EXCESS OF REVENUES                    $  (36,938)
                                                                   ==========


         The accompanying notes are an integral part of this statement.


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                               WESTGROVE AIR PLAZA
                         NOTES TO STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                                  May 31, 1997


NOTE 1:           ORGANIZATION AND BASIS OF PRESENTATION

                  Westgrove Air Plaza is an 83,832 square foot office building with three airplane hangars, located in Addison, Texas. During the period ended May 31, 1997, the property was owned by First National Bank and Trust Co. of McAlester (Oklahoma).

                  The accompanying financial statement does not include a provision for depreciation and amortization, bad debt expense, interest expense or income taxes. Accordingly, this statement is not intended to be a complete presentation of the results of operations.

NOTE 2:           ACCOUNTING ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3:           LEASE COMMITMENT

                  Westgrove Air Plaza rents land under two ground leases classified as operating leases, both of which expire in February, 2022. Future minimum lease payments under the leases are approximately as follows:

                        Year ended May 31,
                        -----------------
                               1998                                             $      54,000
                               1999                                                    54,000
                               2000                                                    54,000
                               2001                                                    54,000
                               2002                                                    54,000
                               Thereafter                                           1,074,000
                                                                                -------------

                                                                                $   1,344,000
                                                                                =============

NOTE 4:           SUBSEQUENT EVENT

                  The property was sold to Continental Mortgage & Equity Trust, a California trust, on October 16, 1997.

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